______________________________________________________________________________

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)___

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-0417860

I.R.S. Employer Identification No.

111 East Wacker Drive, Suite 3000

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Patricia M. Child

U.S. Bank National Association

111 East Wacker Drive, Suite 3000

Chicago, Illinois 60601

Telephone (312) 228-9413

(Name, address and telephone number of agent for service)

Household Automotive Trust 2001-1

Series 2001-1 Notes

(Issuer with respect to the Securities)

Household Auto Receivables Corporation

(Exact name of Registrant as specified in its charter)

Nevada 36-4220459

(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)

1111 Town Center Drive

Las Vegas, Nevada 89134 89134

(Address of Principal Executive Offices) (Zip Code)

Auto Receivables Asset Backed Securities

(Title of the Indenture Securities)

______________________________________________________________________________

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15 The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1of Form T-1, Registration No. 333-30939.*

2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 333-30939.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 333-30939.*

4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-30939.*

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-30939.*.

7. Report of Condition of the Trustee as of December 31, 2000, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

* Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 20th day of February, 2001.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Patricia M. Child Patricia M. Child

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2000

($000s)

12/31/2000

Assets

Cash and Due From Depository Institutions $3,997,544

Federal Reserve Stock 4,294,532

Fed Funds Sold 108,145

Loans and Lease Financing Receivables 65,294,831

Trading Assets 78,143

Fixed Asset 526,992

Other Real Estate Owned 39,866

Investments in unconsolidated subsidiaries 638,208

Customers liability on acceptances 187,135

Intangible Assets 4,680,106

Other Assets 2,177,621

Total Assets $82,023,123

Liabilities

Deposits in domestic offices 51,456,929

Deposits in foreign offices 2,035,838

Fed Funds purchased 2,007,939

Demand Notes/Trading Liabilities 494,081

Other Borrowed Money 11,114,004

Banks liability on acceptances executed 187,135

Subordinated Notes and debentures 2,442,450

Other Liabilities 1,633,116

Total Liabilities $71,371,492

Equity

Common and Preferred Stock 310,004

Surplus 6,467,394

Undivided Profits 3,860,806

Net unrealized holding gains on available for sale sec. 13,748

Cumulative Foreign Currency Translation Adj. (321)

Total Equity Capital $10,651,631

Total Liabilities and Equity Capital $82,023,123

To the best of the undersigneds determination, as of this date the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Nancie J. Arvin

Vice President

Date: February 1, 2001